UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to ss.240.14a-12

DREAMS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DREAMS, INC.

Two South University Drive

Plantation, Florida 33324

(954) 377-0002

March 25, 2005

Dear Shareholder:

You are cordially invited to attend the Special Meeting of Shareholders of Dreams, Inc., a Utah corporation, to be held on Tuesday, April 5, 2005, at 9:30 a.m., local time, at our offices located at Two South University Drive, Suite 325, Plantation, Florida 33324.

The matters to be acted upon at the Special Meeting, as well as other important information, are set forth in the accompanying Notice of Special Meeting and Proxy Statement which you are urged to review carefully.

Regardless of your plans for attending in person, it is important that your shares be represented and voted at the Special Meeting. Accordingly, you are requested to complete, sign, date and return the enclosed proxy card in the enclosed pre-addressed, postage-paid, return envelope. Signing this proxy will not prevent you from voting in person should you be able to attend the meeting, but will assure that your vote is counted if, for any reason, you are unable to attend.

Your vote is important. Even if you plan to attend the meeting, please complete, sign, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you desire even if you have previously sent in your proxy. If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed card.

We hope that you can attend the 2005 Special Meeting of Shareholders. Your interest and support in the affairs of Dreams, Inc. are appreciated.

Very truly yours,

Ross Tannenbaum Chief Executive Officer

DREAMS, INC.

Two South University Drive

Plantation, Florida 33324

(954) 377-0002

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 5, 2005

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the special meeting of shareholders of Dreams, Inc., a Utah corporation, will be held at our offices located at Two South University Drive, Suite 325, Plantation, Florida 33324, on Tuesday, April 5, 2005, at 9:30 a.m., local time, for the following purposes:

1.	To amend our Revised Articles of Incorporation to increase the number of shares of capital stock authorized from 100,000,000 shares of common stock, to 510,000,000 (500,000,000 shares of common stock and 10,000,000 shares of “blank check” preferred stock); and

2.	To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

Only shareholders of record at the close of business on February 4, 2005, are entitled to notice of, and to vote at, the Special Meeting, or any adjournment thereof. A complete list of such shareholders will be available for examination at our offices in Plantation, Florida for ten business days prior to the Special Meeting.

Shareholders unable to attend the Special Meeting in person are requested to read the enclosed Proxy Statement and then complete and deposit the Proxy with our transfer agent, Fidelity Transfer Company, 1800 S. West Temple, Suite 301, Salt Lake City, Utah 84115 before the time of the Special Meeting or adjournment thereof or with the chairman of the Special Meeting, Two South University Drive, Suite 325, Plantation, Florida 33324, prior to the commencement thereof. Unregistered shareholders who received the Proxy through an intermediary must deliver the Proxy in accordance with the instructions given by such intermediary. A Proxy may be revoked by a shareholder at any time before the effective exercise thereof.

By Order of the Board of Directors

Ross Tannenbaum Chief Executive Officer

Plantation, Florida
March 25, 2005

THE PROXY STATEMENT WHICH ACCOMPANIES THIS NOTICE OF SPECIAL MEETING OF SHAREHOLDERS CONTAINS MATERIAL INFORMATION CONCERNING THE MATTERS TO BE CONSIDERED AT THE MEETING, AND SHOULD BE READ IN CONJUNCTION WITH THIS NOTICE.

PROXY STATEMENT

2005 SPECIAL MEETING OF SHAREHOLDERS

OF DREAMS, INC.

April 5, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

Date, Time and Place of the Special Meeting. This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Dreams, Inc., a Utah corporation for use at the Special Meeting of Shareholders (the “Special Meeting”) to be held at our offices located at Two South University Drive, Suite 325, Plantation, Florida 33324, at 10:00 a.m., local time, on Tuesday, April 5, 2005, and at any adjournments thereof. This Proxy Statement and the accompanying form of proxy are first being mailed to our shareholders on or about March 25, 2005. All costs of soliciting proxies will be borne by us.

Matters to be considered at the Special Meeting. The purpose of the Special Meeting is to consider and vote upon one proposal: the amendment of our Revised Articles of Incorporation to increase the number of authorized shares of capital stock.

Proxy Card. A Proxy Card is enclosed for use at the Special Meeting. Proxies that are properly completed, signed and received prior to the Special Meeting will be voted in accordance with the instructions of the persons executing the same. Unless instructed to the contrary, the proxies will be voted FOR Proposal One as set forth in the Notice of the Special Meeting. If any other matters are properly presented to the Special Meeting for action, it is intended that the person named in the enclosed Proxy Card and acting thereunder will vote in accordance with his best judgment on such matters. A proxy may be revoked by a shareholder at any time before the effective exercise thereof by submitting a subsequently dated proxy or by appearing in person and voting at the Special Meeting.

Record Dates. With respect to all proposals, the close of business on February 4, 2005 has been fixed as the record date (“Record Date”) for the determination of shareholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof. As of the Record Date, there were 56,363,195 shares issued and outstanding all of which are entitled to vote.

Quorum. The presence, in person or by proxy, of a majority of the outstanding shares of common stock on the Record Date, is necessary to constitute a quorum at the Special Meeting. Abstentions and broker non-votes will be counted towards a quorum. If a quorum is not present or represented by proxy at the Special Meeting, the shareholders present or represented by proxy at the Special Meeting have the power to adjourn the Special Meeting from time to time, without notice other then an announcement at the Special Meeting, until a quorum is present or represented by proxy. At any such adjourned Special Meeting at which a quorum is present or represented by proxy, any business may be transacted that might have been transacted at the original Special Meeting.

Voting Procedures and Requirements. The approval of the proposed amendments to the Revised

Articles of Incorporation will require the affirmative vote of a majority of the shares of our common stock outstanding. Therefore, abstentions or the failure to vote on any of the proposals will have the same effect as votes cast against approval of such proposal.

Your broker and, in many cases, your nominee may not have discretionary power to vote on all matters. Accordingly, you should instruct your broker or nominee how to vote. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. A broker non-vote will have the same effect as a vote against all of the proposals.

Default Voting. All shares represented by properly executed proxies, unless such proxies have been previously revoked, will be voted at the Special Meeting in accordance with the directions set forth on such proxies. If no direction is indicated, the shares will be voted FOR THE APPROVAL OF THE AMENDMENT TO OUR REVISED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF CAPITAL STOCK. If any other business comes before the shareholders for a vote at the meeting, the shares will be voted in accordance with the discretion of the holders of the proxy.

Tabulation of Votes. All votes will be tabulated by the inspector of elections (the “Inspector”) appointed for the Special Meeting who will, for each proposal to be voted on, determine the number of shares outstanding, the number of shares entitled to vote, the number of shares represented at the Special Meeting, the existence of a quorum, and the authenticity, validity and effect of all proxies received by us. The Inspector will also separately tabulate affirmative and negative votes and broker “non-votes”, and determine the result for each proposal.

Revocation of Proxy. The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by (a) the execution and submission of a revised proxy, (b) written notice to our Secretary or (c) voting in person at the Special Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth as of December 31, 2004, the number of shares of our common stock beneficially owned by persons who own five percent or more of our voting stock, by each director, by each executive officer, and by all executive officers and directors as a group. The table presented below includes shares issued and outstanding and warrants to purchase shares and options exercisable within 60 days. Beneficial ownership percentage is based on 56,363,195 shares of our common stock outstanding on December 31, 2004.

Name and Address of Beneficial Owner (1)	Number of Shares Owned	Percent of Class
Sam D. Battistone (2)	9,250,124	16.4%
Ross Tannenbaum (3)	12,500,000	22.2
Owen Randall Rissman 1101 Skokie Road, Suite 255 North Brook, IL 60062	4,655,000	8.3
Dale E. Larsson 3230 North University Ave. Provo, UT 84604 (4)	261,477	*
Victor Shaffer (5)	58,876	—
Mark Viner (6)	250,000	*
David M. Greene (7)	529,569	*
All Executive Officers and Directors as a group (5 persons) (8)	22,600,046	39.7

*	Less than 1%

(1)	Unless otherwise indicated, the address for each person is Two South University Drive, Plantation, Florida 33324.

(2)	Excludes options Mr. Battistone is to receive for certain salary deferrals; also excludes 1,300,000 shares owned by the following family members of which Mr. Battistone disclaims beneficial ownership:

Name	Number of Shares Owned
Kelly Battistone	350,000
Dann Battistone	350,000
Brian Battistone	350,000
Mark Battistone	250,000

(3)	Excludes options Mr. Tannenbaum is to receive for certain salary deferrals.

(4)	Includes 7,800 shares owned jointly by Mr. Larsson and his wife.

(5)	Includes 58,876 shares which are the subject of stock options. Does not include 1,200,000 shares which are the subject of stock options which vest over a three year period.

(6)	Includes 250,000 shares which are the subject of stock options. Mr. Viner resigned from his position as our Chief Financial Officer, Secretary and Treasurer effective August 16, 2004.

(7)	Includes 526,569 shares which are the subject of stock options.

(8)	The directors and officers have sole voting power and investment power as to the shares beneficially owned by them; does not include shares or options of any executive officer or director no longer employed by us.

PROPOSAL ONE

AMENDMENT OF OUR REVISED ARTICLES OF INCORPORATION

TO INCREASE AUTHORIZED SHARES

Our Board of Directors has adopted an amendment to our Articles of Incorporation to increase the number of shares of capital stock we are authorized to issue from 100,000,000 shares of common stock, to 510,000,000 (500,000,000 shares of common stock and 10,000,000 shares of “blank check” preferred stock). The purpose of the amendment is to (i) allow us to have a sufficient number of shares of authorized and unissued shares which can be issued in connection with our proposed rights offering (described below) and (ii) allow us to have a sufficient number of shares of authorized and unissued shares which can be issued in connection with such corporate purposes as may, from time to time, be considered advisable by our Board of Directors. Having such shares available for issuance in the future will give us greater flexibility and will allow such shares to be issued as determined by our Board of Directors without the expense and delay of a special shareholders’ meeting to approve such additional authorized capital stock. Such corporate purposes may include, without limitation, the issuance of shares in connection with equity financings, acquisitions and protection against unsolicited takeover attempts. However, when designating and issuing the preferred stock, the board of directors may issue shares with voting, conversion or other rights that could adversely affect the voting power and rights of the common shareholders. Additionally, if we issue the preferred stock, the market price of common stock may decrease, and voting and other rights may decrease. Other than with respect to our proposed rights offering, we have no present plans for the issuance of any common or preferred stock in connection with any financings or acquisitions.

Other than with respect to our proposed rights offering, the increase in authorized shares will not have any immediate effect on the rights of existing shareholders. However, our Board of Directors will have the authority to issue authorized shares without requiring future shareholder approval of such issuances, except as may be required by our Revised Articles of Incorporation and applicable law and regulations. To the extent that the additional authorized shares are issued in the future, they will decrease the existing shareholders’ percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing shareholders for their shares, could be dilutive to the Company’s existing shareholders. The holders of common stock have no preemptive rights to subscribe for or purchase any additional shares of common stock that may be issued in the future.

The increase in the authorized number of shares and the subsequent issuance of such shares could have the effect of delaying or preventing any change in control of the company without further action by the shareholders. Authorized and unissued shares could (within the limits imposed by applicable law) be issued in one or more transactions that would make any change in control of the company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of us. Our Board of Directors are not aware of any attempt to take control of us and have not presented this proposal with the intention that the increase in the authorized shares of common stock be used as a type of antitakeover device.

Proposed Rights Offering

Upon, and subject to, the approval of the amendment to our Revised Articles of Incorporation, we intend to commence a rights offering pursuant to which we plan to distribute to each shareholder, at no charge, one non-transferable subscription right for each share of our common stock that such shareholder owned as a holder of record on February 25, 2005 (the “Rights Offering Record Date”) for the rights offering. Each subscription right entitles a shareholder to purchase two (2) shares of our common stock for each share of our common stock that such shareholder owned on the Rights Offering Record Date for $0.03 per share ($0.06 per two shares). Shareholders who exercise all of their subscription rights prior to the expiration date of the rights offering, will also have the right to subscribe for additional shares of our common stock at the same subscription price per share, to the extent that other shareholders do not exercise their subscription rights in full, prior to the expiration date. Shareholders will receive rights to purchase shares in, and upon exercise of those rights will receive common shares of, Dreams, Inc. To the extent all shares offered in the rights offering are not subscribed for in full, we will offer those shares to certain of our existing shareholders and outside investors at the subscription price.

Our primary purpose for engaging in the rights offering is to assist us in raising capital in a cost-effective manner in order to satisfy (i) $1.0 million in partial repayment of indebtedness to Merrill Lynch Business Financial Services, or MLBFS, the lender under our expired line of credit facility, pursuant to a forbearance agreement and (ii) $1.0 million in full repayment of indebtedness to the brother of our president and chief executive officer. After application of the proceeds from the rights offering, approximately $4.3 million of indebtedness will remain outstanding under our expired line of credit facility.

If the amendment to the Revised Articles of Amendment increasing the authorized shares of our common stock is not approved, we will not have enough authorized shares available to engage in the rights offering. If we do not engage in the rights offering, we may not be able to obtain the additional financing necessary to repay our indebtedness. Should we not be successful in obtaining additional financing, it could adversely affect our operations and financial condition. Pursuant to the terms of our amended forbearance agreement with MLBFS, if we fail to repay $1.0 million of indebtedness by April 15, 2005, or all of our obligations are not satisfied in full by April 29, 2005 (including repayment of approximately $4.3 million of outstanding indebtedness after the application of the proceeds from the rights offering), then MLBFS may, among other things, seize and sell all of our assets or appoint a receiver for our operations.

The proposed amendment to our Revised Articles of Incorporation is attached to this Proxy Statement as Appendix A.

Our Board of Directors recommends a vote “For” the proposal to amend our Revised Articles of Incorporation to (i) increase the number of authorized shares of common stock from 100,000,000 to 500,000,000 and (ii) create 10,000,000 shares of “blank check” preferred stock.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee, or any other person, has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to our Revised Articles of Incorporation, which is not shared by all other shareholders.

ADJOURNMENT OF THE SPECIAL MEETING

In the event that there are not sufficient votes to approve any of the proposals, at the time of the Special Meeting, the proposals could not be approved unless it was adjourned in order to permit the further solicitation of proxies from holders of our common stock. Proxies that are being solicited by our board of directors grant discretionary authority to vote for an adjournment if necessary. If it is necessary to adjourn the Special Meeting, and the adjournment is for a period of less than 45 days, no notice of the time and place of the adjourned meeting is required to be given to the shareholders other than an announcement of such time and place at the Special Meeting. A majority of the shares represented and voting at the Special Meeting is required to approve the adjournment, regardless of whether there is a quorum present at the Special Meeting.

OTHER MATTERS

We know of no other matters to be submitted at the Special Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the board of directors may recommend.

MISCELLANEOUS

We request brokers, custodians, nominees and fiduciaries to forward this Proxy Statement to the beneficial owners of our common stock. Additional copies of this Proxy Statement may be obtained at no charge from our transfer agent Fidelity Transfer Company, located at 1800 S. West Temple, Suite 301, Salt Lake City, Utah 84115.

DREAMS, INC.

Ross Tannenbaum Chief Executive Officer

Plantation, Florida
March 25, 2005

APPENDIX A

ARTICLES OF AMENDMENT

TO THE

REVISED ARTICLES OF INCORPORATION

OF

DREAMS, INC.

Pursuant to the Utah Revised Business Corporation Act, the Revised Articles of Incorporation of Dreams, Inc., a Utah corporation (the “Corporation”), is hereby amended as follows:

FIRST: The name of the corporation is Dreams, Inc.

SECOND: Article IV of the Revised Articles of Incorporation of the Corporation is hereby amended and restated to read as follows:

“ARTICLE IV – CAPITAL STOCK

The aggregate number of shares of all classes of capital stock that this corporation is authorized to issue is Five Hundred Ten Million (510,000,000) shares consisting of (i) Five Hundred Million (500,000,000) shares of common stock, no par value per share (the “Common Stock”) and (ii) Ten Million (10,000,000) shares of preferred stock, no par value per share (the “Preferred Stock”).

The designations, preferences, limitations and relative rights of the Common Stock and the Preferred Stock of this corporation are as follows:

A.	Provisions Relating to the Common Stock.

(i)	Voting Rights. Except as otherwise required by law or as may be provided by resolution of the Board of Directors authorizing the issuance of any class or series of Preferred Stock in accordance with Section B of this Article IV, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock. The holders of the Common Stock shall be entitled to one vote per share on all matters submitted to a vote of shareholders, including, without limitation, the election of directors.

(ii)	Dividends. Except as otherwise provided by law or as may be provided by resolution of the Board of Directors authorizing the issuance of any class or series of Preferred Stock in accordance with Section B of this Article IV, the holders of the Common Stock shall he entitled to receive when, as and if provided by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

(iii)	Liquidating Distributions. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after payment or provision for payment of the debts and other liabilities of this corporation, and except as may be provided by resolution of the Board of Directors authorizing the issuance of any class or series of Preferred Stock in accordance with Section B of this Article IV, the remaining assets of this corporation shall be distributed pro-rata to the holders of the Common Stock.

B.	Provisions Relating to the Preferred Stock.

(i)	General. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations, powers, preferences, rights, qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such class or series adopted by the Board of Directors as hereinafter prescribed.

(ii)	Preferences. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of the Preferred Stock, to fix and state, by the resolution or resolutions from time to time adopted by the Board of Directors providing for the issuance thereof, the following:

(a)	whether or not the class or series is to have voting rights, full or limited, or is to he without voting rights;

(b)	the number of shares to constitute the class or series and the designations thereof;

(c)	the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

(d)	whether or not the shares of any class or series shall be redeemable and if redeemable, the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(e)	whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(f)

the dividend rate, whether dividends are payable in cash, stock of this corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(g)	the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon voluntary or involuntary dissolution of, or upon any distribution of the assets of, this corporation;

(h)	whether or not and the circumstances under which the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of this corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(i)	such other special rights and protective provisions with respect to any class or series as the Board of Directors may deem advisable.

The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such class or series unissued shares of the Preferred Stock designated for such class or series and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.”

THIRD: Except as set forth above, the Revised Articles of Incorporation of the Corporation shall remain unchanged.

FOURTH: The foregoing amendment to the Revised Articles of Incorporation of the Corporation was duly proposed, adopted and approved by the members of the Board of Directors of the Corporation on March     , 2005.

FIFTH: The number of shares of common stock, the Corporation’s only class of stock, issued and outstanding and entitled to vote on the amendment on April     , 2005, was 56,363,195. The number of shares of common stock represented at the shareholders meeting was                     . The total number of votes cast in favor of the above amendment was                      and the total number of votes cast against the above amendment was                     . Therefore, the number of votes cast for the amendment was sufficient for approval.

SIXTH: This amendment shall be effective at the time of filing of these Articles of Amendment.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Articles of Amendment on April     , 2005.

DREAMS, INC.

By:
Name:	Ross Tannenbaum
Title:	President and Chief Executive Officer

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

DREAMS, INC.

PROXY — SPECIAL MEETING OF SHAREHOLDERS
APRIL 5, 2005

The undersigned, a shareholder of Dreams, Inc., a Utah corporation (the “Company”), does hereby constitute and appoint Mr. Ross Tannenbaum the true and lawful attorney and proxy with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of common stock of the Company that the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of the Company to be held at the Company’s offices located at Two South University Drive, Suite 325, Plantation, Florida, 33324, on Tuesday, April 5, 2005, at 9:30 a.m., local time, or at any adjournment or adjournments thereof.

The undersigned hereby instructs said proxies or their substitutes as set forth below.

1. Amendment to the Revised Articles of Incorporation to increase the authorized common stock and create “blank check” preferred stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. DISCRETIONARY AUTHORITY:

In their discretion, the proxies are authorized to vote upon such other and further business as may properly come before the Meeting.

(CONTINUED ON THE REVERSE SIDE)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN FAVOR OF THE APPROVAL OF THE PROPOSED AMENDMENT TO OUR REVISED ARTICLES OF INCORPORATION AND RELATED TRANSACTIONS, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY OTHER BUSINESS TRANSACTED AT THE SPECIAL MEETING.

The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Special Meeting and Proxy Statement, both dated March 25, 2005.

Please mark, date, sign and mail this proxy in the envelope provided for this purpose. No postage is required if mailed in the United States.

, 2005

(L.S)

(L.S)
Signature(s)

NOTE: Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a company, it should be signed with full corporate name by a duly authorized officer.